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                         [LATHAM & WATKINS LETTERHEAD]

                                                                     EXHIBIT 5.1

                                November 19, 2001


Hanover Compressor Company
12001 North Houston Rosslyn
Houston, Texas 77086

          Re:   Registration Statement on Form S-8--The Hanover
                Compressor Company 2001 Equity Incentive Plan

Ladies and Gentlemen:

          In connection with the preparation and filing by Hanover Compressor Company, a Delaware Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-8 (the "Registration Statement") relating to the issuance by the Company of 1,500,000 shares of the Company's Common Stock, par value $.001 per share (the "Shares"), pursuant to the Hanover Compressor Company 2001 Equity Incentive Plan (the "Plan"), you have requested our opinion with respect to the matters set forth below.

          In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken by the Company and its predecessor and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquires, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

          In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

          We are opining herein as to the effect of the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or any other Delaware laws, or as to any matters of municipal law or the laws of any local agency within the state.


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LATHAM & WATKINS

     Hanover Compressor Company
     November 19, 2001
     Page 2


          Subject to the foregoing, it is our opinion that the Shares have been duly authorized and, when issued and sold upon exercise of the options for such Shares and payment of the exercise price therefor as contemplated by the Plan, will be validly issued, fully paid and nonassessable.

          We consent to your filing this opinion as an exhibit to the Registration Statement.

          You are hereby advised that an equity partner of our firm serves as an officer of the Company and certain of its subsidiaries. In addition, certain partners of our firm are direct owners of equity securities of the Company.

                                              Very truly yours,

                                              /s/ Latham & Watkins